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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 29, 2008, accompanying the consolidated financial statements and schedules and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of NorthStar Realty Finance Corp. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement (Forms S-8 No. 333-120025 and No. 143549) pertaining to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, as amended, Registration Statement (Form S-3 No. 333-132890) pertaining to the NorthStar Realty Finance Corp. offering entitling the holders to purchase common stock, preferred stock, depositary shares or debt securities, as amended, Registration Statement (Form S-3 No. 142057) pertaining to the NorthStar Realty Finance Corp. Dividend Reinvestment and Stock Purchase Plan Program and Registration Statement (Form S-3 No. 146679) pertaining the the NorthStar Realty Finance Corp. resale registration of common stock.

/s/ GRANT THORNTON LLP

New York, New York
February 29, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM